As filed with the Securities and Exchange Commission on August 18, 2016
Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DSW Inc.
(Exact name of registrant as specified in its charter)
________________
Ohio
(State or other jurisdiction of incorporation or organization)

31-0746639
(I.R.S. Employer Identification Number)
________________
810 DSW Drive
Columbus, Ohio 43219
(614-237-7100)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________
William L. Jordan
General Counsel
810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Correspondence to:

Robert J. Tannous, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215

________________
From time to time after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☒                    Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Class A Common Shares, without par value

(1)

An indeterminate amount of Class A Common Shares to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

________________

PROSPECTUS

DSW Inc.
Class A Common Shares
without par value

________________

The selling shareholders to be named in a prospectus supplement may offer and sell from time to time our Class A Common Shares covered by this prospectus, in amounts, at prices and on terms that will be determined at the time of the offering and disclosed in a prospectus supplement.
Each time our Class A Common Shares are offered pursuant to this prospectus, we will provide a prospectus supplement. The prospectus supplement will contain more specific information about the offering and may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities without a prospectus supplement identifying the selling shareholders and describing the method and terms of the offering.
We are not selling any securities under this prospectus, and we will not receive any of the proceeds from the sale of the Class A Common Shares offered by this prospectus. We will bear all expenses incident to registration, offering and sale of Class A Common Shares to the public, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.
Our Class A Common Shares are listed on the New York Stock Exchange under the symbol “DSW.” The closing market price of our Class A Common Shares on August 17, 2016, was $24.17 per share.
Our principal executive offices and headquarters are located 810 DSW Drive, Columbus, Ohio 43219, and our telephone number is (614) 237-7100.

An investment in our Class A Common Shares involves a high degree of risk. Before investing in our Class A Common Shares, we recommend that you carefully read this entire prospectus, including the information under the heading “Risk Factors” on page 3 and the risk factors included in our filings made with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 18, 2016

TABLE OF CONTENTS
Page
ABOUT THIS PROSPECTUS    1
PROSPECTUS SUMMARY    2
RISK FACTORS    3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS    3
USE OF PROCEEDS    4
SELLING SHAREHOLDERS    4
PLAN OF DISTRIBUTION    4
LEGAL MATTERS    6
EXPERTS    6
WHERE YOU CAN FIND MORE INFORMATION    6
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE    6

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement hereto. We have not authorized, and the selling shareholders may not authorize, any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling shareholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospectus may have changed since that date.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, on behalf of the selling shareholders using a continuous offering process. Under this continuous offering process, the selling shareholders may, from time to time, until the registration statement is withdrawn from registration by us, sell the Class A Common Shares being offered pursuant to this prospectus in one or more offerings. Each time our Class A Common Shares are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
As permitted under the rules of the SEC, this prospectus incorporates important information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov as well as other sources. See “Where You Can Find More Information.”
To the extent permitted by applicable law, rules or regulations, we may add, update or change the information contained in this prospectus by means of a prospectus supplement or post-effective amendments to the registration statement of which this prospectus forms a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by another method as may then be permitted under applicable law, rules or regulations.
You should rely only on the information contained in this prospectus or any related prospectus supplement, including the content of all documents now or in the future incorporated by reference into the registration statement of which this prospectus forms a part. The selling shareholders may not authorize anyone to provide you with different information. We are not, and the selling shareholders are not, making an offer of the Class A Common Shares to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the related prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Other than as required by law, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.
As used in this prospectus or any accompanying prospectus supplement, except as otherwise specified, all references to “DSW,” “registrant,” “Company,” “we,” “us,” “our,” and similar references are to DSW Inc., an Ohio corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our Class A Common Shares. You should read this entire prospectus and the documents that we incorporate by reference into the prospectus, which documents are described under “Where You Can Find More Information” before making an investment decision. You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”
DSW Inc.
We are the destination for fabulous brands at a great value every single day. With a breathtaking assortment of shoes, handbags and accessories for women, men and children in 480 stores nationwide as of June 7, 2016, and on dsw.com, we strive to delight customers with finding the perfect shoe at an incredible price. Our stores average approximately 21,000 square feet and carry approximately 21,500 pairs of shoes. In addition, our DSW Rewards loyalty program means shopping comes with perks; members earn points towards certificates every time they purchase. This combination of assortment, convenience and value differentiates us from our competitors and appeals to consumers from a broad range of socioeconomic and demographic backgrounds.
As a segment of our company, the Affiliated Business Group (“ABG”) partners with multi-category retailers to develop strategies and business models for targeted shoe assortments. ABG provides service to 385 store locations and e-commerce channels as of June 7, 2016, through leased partnerships with Stein Mart, Gordmans and Frugal Fannie's.
We also have an equity investment in Town Shoes Limited ("Town Shoes"). Town Shoes is the market leader in branded footwear in Canada, with sales of over $330 million CAD in its fiscal year ended January 2016. As of July 30, 2016, Town Shoes operated 186 locations across Canada under The Shoe Company, Shoe Warehouse, Town Shoes and DSW banners, as well as an e-commerce site. In 2014, we entered into a licensing agreement with Town Shoes, which allows Town Shoes to use the DSW Designer Shoe Warehouse tradename for its new larger concept Canadian stores. As of July 30, 2016, there are 17 DSW Designer Shoe Warehouse stores in Canada. We also own Ebuys, a leading off-price footwear and accessories retailer operating in digital marketplaces in North America, Europe, Australia and Asia.
To find out where you can obtain copies of our documents that have been incorporated by reference, see “Where You Can Find More Information.”
The Offering
This prospectus relates to the resale of our Class A Common Shares held by the selling shareholders identified in supplements to this prospectus. We will not receive any of the proceeds from the sale of these Class A Common Shares by the selling shareholders.

RISK FACTORS
Investing in our Class A Common Shares involves risk. Before making an investment decision, you should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference into this prospectus, unless expressly provided otherwise, including, in particular, the risk factors described in our Annual Report on Form 10-K for the fiscal year ended January 30, 2016, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2016, and certain of our other filings with the SEC. These risks could materially affect our business, results of operations or financial condition and cause the value of our Class A Common Shares to decline.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference what we believe are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are generally, though not always, preceded by words such as “anticipates,” “expects,” “believes,” “projects,” “intends,” “plans,” “estimates,” and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of our current views and perceptions of future events, and there can be no assurance that such statements will prove to be true. Any or all of the forward-looking statements in this prospectus may turn out to be incorrect. They may be based on inaccurate assumptions or may not account for known or unknown risks and uncertainties. Consequently, no forward-looking statement is guaranteed, and our actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in, or incorporated by reference into, this prospectus or any prospectus supplement expressly qualify all of our forward-looking statements. In addition, we are not obligated, and do not intend, to update any of our forward-looking statements at any time unless an update is required by applicable securities laws, and we make no commitment to disclose any facts, events, or circumstances that may affect the accuracy of any forward-looking statement. Further information covering issues that could materially affect financial performance is contained in our periodic filings with the SEC.
You should understand that the risks, uncertainties, factors and assumptions discussed in or incorporated by reference into this prospectus, including, but not limited to, the following important factors and assumptions, could cause actual results to differ materially from those expressed in the forward-looking statements:

◦	our success in opening and operating new stores on a timely and profitable basis;

•	maintaining strong relationships with our vendors;

◦	our ability to anticipate and respond to fashion trends;

◦	our success in meeting customer expectations;

◦	disruption of our distribution and/or fulfillment operations;

◦	continuation of supply agreements and the financial condition of our affiliated business partners;

◦	fluctuation of our comparable sales and quarterly financial performance;

◦	risks related to our information systems and data;

◦	failure to retain our key executives or attract qualified new personnel;

◦	our competitiveness with respect to style, price, brand availability and customer service;

◦	our reliance on our DSW Rewards program and marketing to drive traffic, sales and customer loyalty;

◦	uncertain general economic conditions;

◦	our reliance on foreign sources for merchandise and risks inherent to international trade;

◦	risks related to our handling of sensitive and confidential data;

◦	risks related to leases of our properties;

◦	risks related to prior and current acquisitions;

◦	foreign currency exchange risk; and

◦	risks related to our cash and investments.
USE OF PROCEEDS
The proceeds from the sale of the Class A Common Shares to which this prospectus relates are solely for the account of the selling shareholders. We will not receive any proceeds from the sale of Class A Common Shares offered pursuant to this prospectus.
SELLING SHAREHOLDERS
We may register Class A Common Shares covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of Class A Common Shares by any selling shareholders by filing a prospectus supplement with the SEC. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder's shares at any time and from time to time. The selling shareholders may not sell any Class A Common Shares pursuant to this prospectus until we have identified such selling shareholders and the shares being offered for resale by such selling shareholders in a subsequent prospectus supplement. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their Class A Common Shares in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the Class A Common Shares owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.
The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.
We will provide to the selling shareholders copies of this prospectus and any applicable prospectus supplement and will take certain other actions as are required to permit unrestricted sales of the Class A Common Shares offered hereby.
PLAN OF DISTRIBUTION
We are registering our Class A Common Shares on behalf of the selling shareholders. The selling shareholders will act independently of us in making their respective decisions with respect to the timing, manner and size of any sale. The selling shareholders may, from time to time, sell any or all of the Class A Common Shares beneficially owned by them and offered hereby directly to a number of purchasers or a single purchaser, or through one or more underwriters, broker-dealers or agents. Each selling shareholder will be responsible for its portion of commissions charged by such broker-dealers or agents or underwriting discounts. The Class A Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.
The selling shareholders may use any one or more of the following methods when selling the Class A Common Shares:

•
through underwriters, brokers or dealers or agents (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•
through negotiated transactions, including, but not limited to block trades in which the broker or dealer so engaged will attempt to sell the Class A Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•
on any national securities exchange or quotation service on which the Class A Common Shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in private transactions other than exchange or quotation service transactions;

•
through short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	in hedging transactions, including, but not limited to:

◦	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

◦	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

◦	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	through offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.
To the extent required with respect to a particular offer, the number of our Class A Common Shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any underwriter, agent or dealer and any applicable commissions or discounts will be set forth in an accompanying supplement to this prospectus.

Additionally, each selling shareholder may resell all or a portion of its Class A Common Shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.
The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Class A Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under a supplement to this prospectus to include the pledgee, transferee, donee or other successor-in-interest as selling shareholder under this prospectus. The selling shareholders also may transfer the Class A Common Shares in other circumstances, in which case the pledgees, assignees, transferees, donees or other successors-in-interest may be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the Class A Common Shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Common Shares in the course of hedging the positions they assume. The selling shareholders may also sell our Class A Common Shares short and deliver these securities to close out their short positions, or loan or pledge the Class A Common Shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Class A Common Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
LEGAL MATTERS
Certain legal matters, including the validity of the Class A Common Shares offered pursuant to this prospectus, will be passed upon for us by Porter Wright Morris & Arthur, LLP.
EXPERTS
The consolidated financial statements incorporated by reference in this registration statement from our Annual Report on Form 10-K for the year ended January 30, 2016, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file with the SEC our proxy statement and other information, and annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. We make available on or through our website, www.dsw.com, free of charge, copies of these statements and reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. You can also request copies of such documents by contacting us at (614) 237-7100. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including DSW. The SEC’s internet site can be found at http://www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate by reference into this prospectus the following documents (SEC file number 001-32545) that have been filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended January 30, 2016 (filed on March 24, 2016) (File No. 001-32545);

•	our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2016 (filed on June 2, 2016) (File No. 001-32545);

•
our Current Reports on Form 8-K, dated and filed (unless otherwise noted) on June 8, 2016 (filed June 9, 2016), June 6, 2016, May 24, 2016, May 10, 2016, March 15, 2016, March 4, 2016 (filed March 8, 2016), and February 16, 2016 (filed February 17, 2016); and

•
the description of our Class A Common Shares that is contained in our registration statement on Form 8-A filed with the Commission on June 23, 2005 (File No. 001-32545) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We also incorporate by reference any future filings (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to:
DSW Inc.
810 DSW Drive
Columbus, Ohio 43219
Attn: Corporate Secretary
(614) 237-7100

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses payable by the registrant in connection with the Class A Common Shares being registered. The selling shareholders will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$	*
Accounting Fees and Expenses		+
Legal Fees and Expenses		+
Printing and Miscellaneous Expenses		+
Total	$	+

* In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
+ These fees are calculated based on the number of issuances and the amount of securities offered and cannot be estimated at this time.
The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the sale of the Class A Common Shares being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers
Ohio Law

Pursuant to section 1701.13(E) of the Ohio Revised Code, an Ohio corporation is permitted to indemnify directors, officers and other persons under certain circumstances. In some circumstances, an Ohio corporation is required to indemnify directors and officers.

An Ohio corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

If a director or officer is not successful in an action brought against the director or officer, he or she still may be indemnified under certain circumstances. In actions brought against a director or officer by any person (other than the corporation or on behalf of the corporation), the defendant director or officer may be indemnified for expenses, judgments, fines and amounts paid in settlement if it is determined that the defendant was acting in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. The determination of whether to indemnify an unsuccessful director or officer may be made by any of the following: (i) a majority vote of a quorum of disinterested directors; (ii) independent legal counsel; (iii) the shareholders; or (iv) a court of competent jurisdiction.

If a director or officer is not successful in an action brought by or on behalf of the corporation against the director or officer, the defendant director or officer may be indemnified only for expenses if it is determined that the defendant was acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. In an action brought by or on behalf of the corporation, if the director or officer is adjudged to be liable for negligence or misconduct, no indemnification for expenses is permitted unless authorized by court order. Similarly, if a director is not successful in an action brought by or on behalf of the corporation against a director where the only liability asserted is for authorizing unlawful loans, dividends, distributions or purchase of the corporation’s own shares, no indemnification for expenses is permitted under the statute.

Unless otherwise provided in the articles or regulations of a corporation and unless the only liability asserted against a director is for authorizing unlawful loans, dividends, distributions or purchase of the corporation’s own shares, directors (but not any other person) are entitled to mandatory advancement of expenses incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his or her act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.

Pursuant to Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation.

The statutory right of indemnification is not exclusive in Ohio, and a corporation may, among other things, grant rights to indemnification under the corporation’s articles, code of regulation or agreements. Ohio corporations are also specifically authorized to procure insurance against any liability that may be asserted against directors and officers, whether or not the corporation would have the power to indemnify such officials.

Code of Regulations

Article Five of the registrant’s amended and restated code of regulations contains certain indemnification provisions adopted pursuant to authority contained in section 1701.13(E) of the Ohio Revised Code.

The registrant’s amended and restated code of regulations provides for the indemnification of every person who was or is a party or is threatened to be made a party to, or is or was involved or is threatened to be involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, partner, member or manager, of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses, judgments, fines, excise taxes assessed with respect to an employee benefit plan, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with any proceeding, if he or she acted in good faith and in a manner in which he or she reasonably believed to be in and not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, he or she did not have reasonable cause to believe that his or her conduct was unlawful.

In addition, the registrant’s amended and restated code of regulations provides that the registrant will not provide indemnification for any person (i) in such person’s capacity as a director of the registrant in respect of any claim, issue or matter asserted in a proceeding by or in the right of the corporation as to which such person will have been adjudged liable to the registrant for an act or omission undertaken by such person with deliberate intent to cause injury to the corporation or with reckless disregard for the registrant’s best interests, (ii) in such person’s capacity other than that of a director of the registrant in respect of any claim, issue or matter asserted in a proceeding by or in light of the registrant as to which the indemnitee will have been adjudged to be liable to the corporation for negligence or misconduct, or (iii) in any proceeding by or in the right of the corporation in which the only liability asserted relates to the authorization of unlawful loans, dividends, distributions or repurchase of the registrant’s own shares, absent a court order.

Indemnification Agreements

The registrant has entered into indemnification agreements with its directors and executive officers. Pursuant to the indemnification agreements, the registrant has agreed to indemnify an indemnitee to the greatest extent permitted by Ohio law as set forth above and in its code of regulations. Notwithstanding the foregoing, an indemnitee will not be entitled to indemnification under the indemnification agreement:

•
with respect to any claim brought or made by an indemnitee in a proceeding, unless the bringing or making of such claim has been approved or ratified by the board of directors; provided, however, that the foregoing does not apply to any claim brought or made by an indemnitee to enforce a right of an indemnitee under the indemnification agreement;

•
for expenses incurred by an indemnitee with respect to any action instituted by or in the name of the registrant against the indemnitee, if and to the extent that a court of competent jurisdiction declares or otherwise determines in a final, unappealable judgment that each of the material defenses asserted by such indemnitee was made in bad faith or was frivolous;

•	for expenses and other liabilities arising from the purchase and sale by an indemnitee of securities in violation of section 16(b) of the Exchange Act or any similar state or successor statute; and

•
for expenses and other liabilities if and to the extent that a court of competent jurisdiction declares or otherwise determines in a final, unappealable judgment that the registrant is prohibited by applicable law from making such indemnification payment or that such indemnification payment is otherwise unlawful.

Insurance

In addition, the registrant provides insurance coverage to its directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 16. Exhibits

Exhibit    Exhibit
Number    Description

4.1        Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the DSW Inc. Form 8-K filed on May 26, 2011, as amended on August 5, 2011).

4.2        Amendment to Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the DSW Inc. Form 8-K filed on November 4, 2013).

4.3        Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 to the DSW Inc. Form 10-K filed on April 13, 2006).

5    *    Opinion of Porter, Wright, Morris & Arthur LLP.

23.1    *    Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 incorporated herein by reference).

23.2    *    Consent of Deloitte & Touche LLP.

24    *    Power of Attorney.

* Filed herewith.

Item 17.    Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that:
(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, State of Ohio, on August 18, 2016.
DSW Inc.

By:     /s/ William L. Jordan
William L. Jordan
Chief Administrative Officer, Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name                    Title        Date

*            Chief Executive Officer and Director    August 18, 2016
Roger Rawlins            (Principal Executive Officer)

    *                Interim Chief Financial Officer    August 18, 2016
Jared Poff            (Principal Financial Officer and
Accounting Officer)

*            Executive Chairman of the Board and Director    August 18, 2016
Jay L. Schottenstein

*            Director    August 18, 2016
Elaine J. Eisenman

*            Director    August 18, 2016
Carolee Friedlander

*            Director    August 18, 2016
Joanna T. Lau

*            Director    August 18, 2016
Joseph A. Schottenstein

*            Director    August 18, 2016
Harvey L. Sonnenberg

*            Director    August 18, 2016
Allan J. Tanenbaum

* By: /s/ William L. Jordan
William L. Jordan
Attorney in fact

EXHIBIT INDEX

Exhibit Number    Description

4.1        Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the DSW Inc. Form 8-K filed on May 26, 2011, as amended on August 5, 2011).

4.2        Amendment to Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the DSW Inc. Form 8-K filed on November 4, 2013).

4.3        Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 to the DSW Inc. Form 10-K filed on April 13, 2006).

5    *    Opinion of Porter, Wright, Morris & Arthur LLP.

23.1    *    Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 incorporated herein by reference).

23.2    *    Consent of Deloitte & Touche LLP.

24    *    Power of Attorney.

* Filed herewith.